Exhibit 99.1
VISTEON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
On June 30, 2008, Visteon UK Limited, an indirect, wholly-owned subsidiary of Visteon Corporation (the “Company”), transferred certain assets related to its chassis manufacturing operation located in Swansea, United Kingdom to Visteon Swansea Limited, a company incorporated in England and a wholly-owned subsidiary of Visteon UK Limited. Effective July 7, 2008, Visteon UK Limited sold the entire share capital of Visteon Swansea Limited to Linamar UK Holdings Inc., a wholly-owned subsidiary of Linamar Corporation (“Linamar”) for nominal cash consideration (together, the “Swansea Divestiture”).
The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 give effect to the Swansea Divestiture as if it had occurred as of January 1, 2007. The following unaudited pro forma consolidated balance sheet as of March 31, 2008 gives effect to the Swansea Divestiture as if it had occurred on March 31, 2008.
The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The actual amounts could differ from these estimates. The unaudited consolidated pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would be achieved had the Swansea Divestiture been consummated on the dates indicated and should not be construed as representative of future results of operations or financial position. The pro forma results should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Current Report on Form 8-K dated May 19, 2008, and Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)

	Three Months Ended March 31, 2008
	As Reported	Adjustments	Notes	Pro Forma

Net sales
Products	$2,739	$(26)	(a)	$2,713
Services	121	—	(a)	121

	2,860	(26)		$2,834

Cost of sales
Products	2,545	(29)	(a)	2,516
Services	120	—	(a)	120

	2,665	(29)		2,636

Gross margin	195	3		198

Selling, general and administrative expenses	148	—		148
Restructuring expenses	46	—		46
Reimbursement from escrow account	24	—		24
Asset impairments and loss on divestiture	40	—		40

Operating loss	(15)	3		(12)
Interest expense	57	—		57
Interest income	15	—		15
Equity in net income of non-consolidated affiliates	15	—		15

Loss before income taxes and minority interests	(42)	3		(39)
Provision for income taxes	51	—	(b)	51
Minority interests in consolidated subsidiaries	12	—		12

Net loss	$(105)	$3		$(102)

Basic and diluted per share data
Net loss (based on 129.5 million shares outstanding)	$(0.81)	$0.02		$(0.79)
See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)

	Year Ended December 31, 2007
	As Reported	Adjustments	Notes	Pro Forma

Net sales
Products	$10,721	$(78)	(a)	$10,643
Services	545	—	(a)	545

	11,266	(78)		$11,188

Cost of sales
Products	10,154	(117)	(a)	10,037
Services	539	—	(a)	539

	10,693	(117)		10,576

Gross margin	573	39		612

Selling, general and administrative expenses	636	(1)	(a)	635
Restructuring expenses	152	—		152
Reimbursement from escrow account	142	—		142
Asset impairments	95	—	(c)	95

Operating loss	(168)	40		(128)
Interest expense	225	—		225
Interest income	61	—		61
Equity in net income of non-consolidated affiliates	47	—		47

Loss from continuing operations before income taxes and minority interests	(285)	40		(245)
Provision for income taxes	20	—	(b)	20
Minority interests in consolidated subsidiaries	43	—		43

Net loss from continuing operations	$(348)	$40		$(308)

Basic and diluted per share data
Net loss from continuing operations (based on 129.4 million shares outstanding)	$(2.69)	$0.31		$(2.38)
See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in millions)

	March 31, 2008
	As Reported	Adjustments	Notes	Pro Forma
ASSETS
Cash and equivalents	$1,613	$(2)	(d)	$1,611
Accounts receivable, net	1,215	—		1,215
Interests in accounts receivable transferred	491	—		491
Inventories, net	484	(7)	(d)	477
Other current assets	281	13	(e)	294

Total current assets	4,084	4		4,088

Property and equipment, net	2,778	(7)	(d)	2,771
Equity in net assets of non-consolidated affiliates	240	—		240
Other non-current assets	126	—		126

Total assets	$7,228	$(3)		$7,225

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Short-term debt, including current portion of long-term debt	$103	$—		$103
Accounts payable	1,851	—		1,851
Accrued employee liabilities	270	—		270
Other current liabilities	400	11	(f)	411

Total current liabilities	2,624	11		2,635

Long-term debt	2,741	—		2,741
Postretirement benefits other than pensions	622	—		622
Employee benefits, including pensions	523	13	(f)	536
Deferred income taxes	160	—		160
Other non-current liabilities	409	—		409
Minority interests in consolidated subsidiaries	285	—		285

Shareholders’ deficit
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—		—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 129 million outstanding)	131	—		131
Stock warrants	127	—		127
Additional paid-in capital	3,406	—		3,406
Accumulated deficit	(4,128)	(34)	(h)	(4,162)
Accumulated other comprehensive income	333	7	(g)	340
Other	(5)	—		(5)

Total shareholders’ deficit	(136)	(27)		(163)

Total liabilities and shareholders’ deficit	$7,228	$(3)		$7,225

See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
The following pro forma adjustments were made to reflect the terms of the Swansea Divestiture:
(a)	This adjustment reflects the elimination of sales, costs of sales and selling, general and administrative expenses attributable to the Swansea operations sold to Linamar pursuant to the Swansea Divestiture. Costs of sales include materials, labor and related benefits, manufacturing overhead and other costs.

Pursuant to the Swansea Divestiture, Visteon UK Limited agreed to provide certain transition-related services to Linamar, at cost, for a period not to exceed twelve months. Related service revenues and costs, which are estimated at approximately $3 million per annum, have been excluded from the pro forma statements of operations as these items are not expected to have a continuing impact.

(b)	No provision or other adjustments for taxes is included in the pro forma consolidated financial statements as any changes in deferred tax assets and liabilities are expected to be offset by changes in the deferred tax asset valuation allowance.

(c)	No adjustment has been made to reflect the elimination of asset impairment charges of $16 million for the year ended December 31, 2007 related to the assets subject to the Swansea Divestiture.

(d)	Visteon UK Limited transferred certain Swansea-related assets to a newly created and wholly-owned entity whose shares were acquired by a subsidiary of Linamar for nominal cash consideration. This adjustment reflects the assets subject to the Swansea Divestiture.

(e)	This adjustment reflects the establishment of an escrow receivable for employee severance and termination benefits and pension curtailment losses (as described in notes (f) and (g) below) incurred in connection with the Swansea Divestiture. The escrow receivable represents recovery of fifty percent of qualifying costs from an escrow account established pursuant to the Escrow Agreement dated October 1, 2005 between the Company and Ford Motor Company.

(f)	The Company incurred liabilities in connection with the Swansea Divestiture as follows:

Current liabilities
Employee severance	$5
Warranty and other	6

$11

Non-current liabilities
Special termination benefits	$13
In connection with the Swansea Divestiture, Visteon UK Limited agreed to reduce the number of employees to be transferred to Linamar, which resulted in $5 million of employee severance benefits and $13 million of special termination benefits for 55 employees. Additionally, Visteon UK Limited assumed responsibility for future warranty obligations associated with products included in the Swansea Divestiture for a period of eighteen months with respect to the design of the product and for nine months with respect to the manufacturing process for the product.

VISTEON CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(g)	This adjustment relates to the recognition of unamortized prior service costs for Swansea employees whose future service in the UK pension plan was curtailed as a result of the Swansea Divestiture.

(h)	This adjustment reflects the estimated loss, after giving effect to the terms of the Swansea Divestiture, to be recognized by the Company. This estimated loss has not been reflected in the pro forma consolidated statements of operations for the year ended December 31, 2007 nor for the three-months ended March 31, 2008, as it is nonrecurring.